Exhibit 99.1

Montage Technology Reports Second Quarter 2014 Financial Results

Revenue Increases 59.8% over Prior Year Quarter

SHANGHAI, China – August 7, 2014 – Montage Technology Group Limited (Nasdaq: MONT) (“Montage Technology” or “Montage” or the “Company”), a global fabless provider of analog and mixed-signal semiconductor solutions addressing the home entertainment and cloud computing markets, today announced financial results for the second quarter ended June 30, 2014.

Second Quarter 2014 and Recent Highlights:

•	Attained revenue of $40.4 million, an increase of 13.6 percent sequentially and 59.8 percent year-over-year;

•	Increased set-top box product revenue by 16.2 percent and memory interface product revenue by 5.7 percent over the prior quarter;

•	Reported gross margin of 58.3 percent, compared to 63.9 percent last quarter;

•	Achieved net income per diluted share of $0.24, and non-GAAP net income per diluted share of $0.30, after excluding non-cash expenses;

•	Generated $10.0 million of cash from operations after excluding funding of the escrow account for the termination fee with signing of Merger Agreement; and

•	Shareholders voted to approve the acquisition by Shanghai Pudong Science and Technology Investment Co. (PDSTI) for $22.60 per share.

Second Quarter 2014 Results

Commenting on the results, Stephen Tai, Montage Technology’s president stated, “Montage once again reported revenue results exceeding guidance, due to increased demand for our set-top box and memory interface solutions. Montage’s continued share gains in the set-top box market reflect the strength of our integrated SoC solutions for satellite applications, which address the complete hardware and software needs of emerging market customers. We also gained further traction on our new products, including our integrated HD satellite SoC as well as solutions targeting the cable and terrestrial markets where we believe Montage has substantial growth opportunities.”

Howard Yang, Montage Technology’s chairman and chief executive officer, added, “Memory Interface revenue also continued to grow in the quarter, with first half revenue exceeding the full year 2013 memory interface product revenue by almost 50 percent. We believe that our performance advantage and lower power continue to serve as key competitive differentiators in this market. Interest also continues to ramp up for our DDR4 RDIMM and LRDIMM solutions. We anticipate that Intel’s next generation platform will significantly accelerate demand for these products establishing Montage as a leading provider of next-generation DDR4 memory interface solutions.

“Finally, we are pleased to announce that we have received shareholder approval of the proposed acquisition by PDSTI. Subsequent to the vote, both Montage and PDSTI have fully funded our escrow commitments pursuant to the definitive merger agreement. We are now proceeding with the regulatory approval process, which we anticipate will require several months to complete.”

Total revenue for the second quarter 2014 was $40.4 million, an increase of 13.6 percent compared to $35.6 million in the prior quarter, and an increase of 59.8 percent compared to $25.3 million in the second quarter 2013. Total revenue consisted of $31.2 million from set-top box products, or 77.0 percent of revenue, and $9.3 million from memory interface products, or 23.0 percent of revenue.

Gross profit for the second quarter 2014 was $23.6 million, or 58.3 percent of revenue, compared to $22.7 million, or 63.9 percent of revenue in the prior quarter, and $16.5 million, or 65.1 percent in the second quarter 2013. Operating expenses for the second quarter 2014 were $16.5 million, compared to $14.8 million in the prior quarter and $10.5 million in the second quarter 2013. Operating expenses in the second quarter included $4.3 million in expenses related to the independent review, litigation and acquisition-related activities.

Income from operations was $7.0 million, or 17.4 percent of revenue, compared to $8.0 million, or 22.4 percent of revenue in the prior quarter, and $6.0 million, or 23.8 percent of revenue in the second quarter 2013. Non-GAAP income from operations, which excludes stock based compensation and amortization, was $9.0 million, or 22.2 percent of revenue. Excluding the audit committee’s independent review, litigation and acquisition expenses, adjusted non-GAAP operating income would have been $13.3 million, or 32.9 percent of revenue.

Second quarter 2014 net income was $7.1 million, or $0.24 per diluted share, compared to first quarter 2014 net income of $7.8 million, or $0.27 per diluted share, and second quarter 2013 net income of $5.5 million, or $0.20 per diluted share. The effective tax rate for the second quarter 2014 was 9 percent, compared to an effective tax rate of 7 percent for the first quarter of 2014 and 10 percent for the second quarter of 2013.

Non-GAAP net income for the second quarter 2014 was $9.0 million, or $0.30 per diluted share, which excluded $2.0 million of pre-tax stock-based compensation expenses. This compares to non-GAAP net income of $9.4 million, or $0.32 per diluted share, for the first quarter 2014 and $6.8 million, or $0.26 per diluted share, for the second quarter 2013. Excluding the independent review, litigation and acquisition expenses of $4.3 million, adjusted non-GAAP earnings per share were $13.4 million, or $0.45 per diluted share, in the second quarter 2014.

Cash, cash equivalents and short-term investments totaled approximately $123.3 million as of June 30, 2014, compared to approximately $133.4 million as of March 31, 2014. The Company generated $10.0 million in cash flow from operations, after excluding funding of the escrow account for termination fee with signing of Merger Agreement, compared to $6.2 million in cash flow from operations in the prior quarter.

Business Outlook

For the third quarter of 2014, the Company expects revenue to be in the range of $41 million to $45 million and gross margin to be in the range of 56 percent to 59 percent.

Conference Call

Montage Technology will host a conference call on Thursday, August 7, 2014 at 8:00 a.m. Eastern Time (8:00 p.m. in Shanghai, China) to discuss its second quarter 2014 financial results. This call may include forward looking statements and other material information regarding Montage Technology’s financial and operating results. Investors and analysts may join the conference call by dialing 1-855-500-8701 and providing the confirmation code 74215036. International callers may join the teleconference by dialing 1-845-675-0438, and callers in China may join by dialing 4001200654, entering the same confirmation code at the prompt. A telephone replay of the call will be made available approximately two hours after the call and will remain available for seven days. The replay number is 1-855-452-5696 with a pass code of 74215036. International callers should dial 1-646-254-3697 and enter the same pass code at the prompt. Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investors section of Montage’s website at http://www.montage-tech.com. To listen to the live call, please go to the Investors section of Montage’s website and click on the conference call link at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on Montage’s website for approximately 90 days.

About Montage Technology

Montage Technology is a global fabless provider of analog and mixed-signal semiconductor solutions currently addressing the home entertainment and cloud computing markets. In the home entertainment market, Montage’s technology platform enables the company to design highly integrated end-to-end solutions with customized software for set-top boxes. These solutions optimize signal processing performance under demanding operating conditions typically found in emerging market environments. In the cloud computing market, Montage offers high performance, low power memory interface solutions that enable memory intensive server applications. Its technology platform approach allows Montage to provide integrated solutions that meet the expanding needs of customers through continuous innovation, efficient design and rapid product development. For more information regarding Montage please visit the company’s website at www.montage-tech.com.

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations, including our revenue and gross margin estimates for the third quarter of 2014, and expected market opportunities, market demand and share growth and acceleration and customer adoption, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to sustain recent revenue growth rates; our ability to address the evolving nature of the market for semiconductor solutions;

our ability to develop and maintain relationships with industry and technology leaders, including the largest OEMs; our ability to manage our future growth; Montage’s ability to continue to gain market share with its existing products as well as newly released products in both the set-top box and memory interface markets; the risk that the transaction will impair our ability to maintain third party relationships following the announcement of the transaction; the risk that the parties may not be able to satisfy the conditions, including any required regulatory approvals, to closing the acquisition by PDSTI in the time frame expected by the parties or at all; additional expenses resulting from the audit committee’s independent review, expense from current or future legal or regulatory proceedings, and the Company’s ability to regain compliance with Nasdaq requirements by filing its Form 10-K for 2013 and Form 10-Q for the three months ended March 31, 2014 or other required filings. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption “Risk Factors” in our final prospectus filed with the SEC on January 31, 2014, which is available on our Investor Relations website at www.montage-tech.com and on the SEC website at www.sec.gov. In addition, please note that any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of the date of this press release. We undertake no obligation to update these statements as a result of new information or future events except if required by law.

Company Contact:

Montage Technology

Mark Voll, CFO

P: 408-982-2780 or 86-21-6128-5678 x8618

E: ir@montage-tech.com

Investor Relations Contact:

Shelton Group

Leanne Sievers, EVP

P: 949-224-3874

E: lsievers@sheltongroup.com

Matt Kreps, Managing Director

P: 214-272-0073

E: mkreps@sheltongroup.com

MONTAGE TECHNOLOGY GROUP, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollar in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues	$40,442	$25,308	$76,029	$45,392
Cost of revenues	16,882	8,820	29,722	16,589

Gross profit	23,560	16,488	46,307	28,803

Operating expenses
Research and development	6,985	6,773	13,822	12,473
Sales, general and administrative	9,539	3,701	17,462	6,801

Total operating expenses	16,524	10,474	31,284	19,274

Income from operations	7,036	6,014	15,023	9,529
Interest income/Other income (expense), net	791	70	1,200	215

Income before income tax expenses	7,827	6,084	16,223	9,744
Provision for income tax	742	601	1,311	972

Net income	$7,085	$5,483	$14,912	$8,772

Net income per share
Basic	$0.25	$0.22	$0.54	$0.34

Diluted	$0.24	$0.20	$0.50	$0.31

Weighted - average shares used in computing net income per share:
Basic	27,204	4,630	26,985	4,598

Diluted	30,028	6,567	29,593	6,572

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MONTAGE TECHNOLOGY GROUP, LTD.

RECONCILIATION OF GAAP NET INCOME/(LOSS)

TO NON-GAAP NET INCOME

(Dollar in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
GAAP net income	$7,085	$5,483	$14,912	$8,772
Share-based compensation expense:
Cost of revenues	73	25	105	28
Research and development	788	427	1,338	578
Sales, general and administrative	1,095	512	1,851	688

Total share-based compensation expense	1,956	964	3,294	1,294

Amortization of assembled workforce	—	317	211	633
Non-GAAP net income	$9,041	$6,764	$18,417	$10,699

GAAP basic earnings per share	$0.25	$0.22	$0.54	$0.34
Effect of non-GAAP adjustments on basic earnings per share	0.07	0.06	0.14	0.09

Non-GAAP basic earnings per share	$0.32	$0.28	$0.68	$0.43

GAAP diluted earnings per share	$0.24	$0.20	$0.50	$0.31
Effect of non-GAAP adjustments on diluted earnings per share	0.06	0.06	0.12	0.08

Non-GAAP diluted earnings per share	$0.30	$0.26	$0.62	$0.39

Weighted - average shares used in computing net income per share:
Basic	27,204	4,630	26,985	4,598

Diluted	30,028	6,567	29,593	6,572

In addition to disclosing financial results calculated in accordance with U. S. generally accepted accounting principles (GAAP), the operating results presented contain non-GAAP financial measures that exclude the income statement effects of share-based compensation expense and amortization of acquired intangible assets of assembled workforce in Taiwan.

Management believes it is useful to provide these non-GAAP financial measures and a reconciliation to comparable GAAP financial measures as we believe non-GAAP measures provide useful supplemental information for investors to evaluate our operating results in the same manner as the research analysts that follow Montage, all of whom present non-GAAP projections in their published reports. As such, non-GAAP measures provided by Montage facilitate a more direct comparison of its performance with the financial projections published by the analysts. The items reconciling GAAP financial measures to non-GAAP financial measures and additional comments and the usefulness of each item are set forth below:

(1)	Share-based compensation is excluded by management when evaluating operating activities and for strategic decision making, forecasting future results and evaluating current performance. Management believes that utilizing non-GAAP financial measures that exclude this non-cash item is useful in providing an alternate measure that excludes the variability caused by different methodologies and subjective assumptions used in the valuation of equity awards across different companies.

(2)	Amortization of acquired research and development workforce is excluded from internal analysis of Montage’s operations and management does not view this non-cash expense as reflective of the business’ current performance. Management believes that utilizing non-GAAP financial measures that exclude this non-cash item is useful in providing an alternate measure that excludes the variability caused by such item.

Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies’ financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

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MONTAGE TECHNOLOGY GROUP, LTD.

RECONCILIATION OF GAAP NET INCOME/(LOSS)

TO AS ADJUSTED NON-GAAP NET INCOME

(Dollar in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
GAAP net income	$7,085	$5,483	$14,912	$8,772
Share-based compensation expense:
Cost of revenues	73	25	105	28
Research and development	788	427	1,338	578
Sales, general and administrative	1,095	512	1,851	688

Total	1,956	964	3,294	1,294

Independent review, litigation, follow-on offering and acquisition expenses:
Cost of revenues	—	—	—	—
Research and development	—	—	—	—
Sales, general and administrative	4,326	—	7,576	—

Total	4,326	—	7,576	—

Amortization of assembled workforce	—	317	211	633
As adjusted Non-GAAP net income	$13,367	$6,764	$25,993	$10,699

GAAP basic earnings per share	$0.25	$0.22	$0.54	$0.34
Effect of as adjusted non-GAAP adjustments on basic earnings per share	0.23	0.06	0.41	0.09

As adjusted Non-GAAP basic earnings per share	$0.48	$0.28	$0.95	$0.43

GAAP diluted earnings per share	$0.24	$0.20	$0.50	$0.31
Effect of as adjusted non-GAAP adjustments on diluted earnings per share	0.21	0.06	0.37	0.08

As adjusted Non-GAAP diluted earnings per share	$0.45	$0.26	$0.88	$0.39

Weighted - average shares used in computing net income per share:
Basic	27,204	4,630	26,985	4,598

Diluted	30,028	6,567	29,593	6,572

In addition to disclosing financial results calculated in accordance with U. S. generally accepted accounting principles (GAAP), the operating results presented contain non-GAAP financial measures that exclude the income statement effects of share-based compensation expense and amortization of acquired intangible assets of assembled workforce in Taiwan.

Management believes it is useful to provide these non-GAAP financial measures and a reconciliation to comparable GAAP financial measures as we believe non-GAAP measures provide useful supplemental information for investors to evaluate our operating results in the same manner as the research analysts that follow Montage, all of whom present non-GAAP projections in their published reports. As such, non-GAAP measures provided by Montage facilitate a more direct comparison of its performance with the financial projections published by the analysts. The items reconciling GAAP financial measures to non-GAAP financial measures and additional comments and the usefulness of each item are set forth below:

(1)	Share-based compensation is excluded by management when evaluating operating activities and for strategic decision making, forecasting future results and evaluating current performance. Management believes that utilizing non-GAAP financial measures that exclude this non-cash item is useful in providing an alternate measure that excludes the variability caused by different methodologies and subjective assumptions used in the valuation of equity awards across different companies.

(2)	Amortization of acquired research and development workforce is excluded from internal analysis of Montage’s operations and management does not view this non-cash expense as reflective of the business’ current performance. Management believes that utilizing non-GAAP financial measures that exclude this non-cash item is useful in providing an alternate measure that excludes the variability caused by such item.

(3)	One time expenses, such as the audit committee’s independent review, litigation, follow-on offering and acquisition expenses are excluded by management when evaluating operating activities and for strategic decision making, forecasting future results and evaluating current performance.

Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies’ financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

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MONTAGE TECHNOLOGY GROUP, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollar in thousands)

	June 30,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$42,833	$82,774
Short-term investments	80,468	24,901
Accounts receivable, net	13,378	12,053
Inventories	12,183	13,404
Prepaid expenses and other current assets	22,808	2,631
Deferred tax assets	615	620

Total current assets	172,285	136,383

Property and equipment, net	1,926	2,330
Acquired intangible assets, net	577	715
Deferred tax assets	404	405

Total assets	$175,192	$139,833

Liabilities and shareholders’ equity:
Current liabilities:
Accounts payable	$7,317	$8,116
Accrued liabilities	12,046	13,202
Deferred margin, net	1,699	1,818
Income tax payable	1,096	1,523

Total current liabilities	22,158	24,659

Long-term liabilities	4,623	4,622

Total liabilities	$26,781	$29,281

Shareholders’ equity:
Ordinary shares	340	327
Additional paid-in capital	128,966	105,798
Accumulated comprehensive income	2,148	2,382
Statutory reserves	745	745
Retained Earnings	16,212	1,300

Total shareholders’ equity	148,411	110,552

Total liabilities and shareholders’ equity	$175,192	$139,833